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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2004

Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)
80 South Main Street, Hanover, New Hampshire 03755 (Address of principal executive offices)

(603) 640-2200
(Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OF ASSETS.

On August 2, 2004, White Mountains Insurance Group, Ltd. ("White Mountains" or the "Registrant") announced that the investor group led by White Mountains and Berkshire Hathaway Inc. has completed its previously announced acquisition of the life and investments business of Safeco Corporation. The press release dated August 2, 2004 is furnished herewith as exhibit 99.2 to this report on Form 8-K.

The Stock Purchase Agreement by and among Safeco Corporation, General America Corporation, White Mountains Insurance Group, Ltd. and Occum Acquisition Corp. was filed previously as exhibit 10 to the Registrant's Form 8-K dated March 15, 2004. The press release dated March 15, 2004 was also previously furnished as exhibit 99.1 to the Registrant's Form 8-K dated March 15, 2004.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)
Financial Statements of Businesses Acquired. The financial statements of businesses acquired as required by part (a) of Item 7 relating to the August 2, 2004 acquisition of the life and investments business of Safeco Corporation by the Registrant are not currently available. The Company will provide the requisite financial information, prepared in accordance with Regulation S-X, in an amendment to this report not later than 60 days after the date on which this report on Form 8-K is required to be filed.

(b)
Pro Forma Financial Information. The pro forma financial information required by part (b) of Item 7 relating to the August 2, 2004 acquisition of the life and investments business of Safeco Corporation by the Registrant is not currently available. The Company will provide the requisite financial information, prepared in accordance with Regulation S-X, in an amendment to this report not later than 60 days after the date on which this report on Form 8-K is required to be filed.

(c)
Exhibits. The following exhibit is furnished herewith:

EXHIBIT NO.	DESCRIPTION
99.2	Text of press release issued by White Mountains Insurance Group, Ltd., dated August 2, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: August 13, 2004	By:	/s/ J. BRIAN PALMER J. Brian Palmer Chief Accounting Officer

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  ITEM 2. ACQUISITION OF ASSETS.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES